UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Weatherford International Ltd. announced today that Alejandro (Alex) Cestero has joined Weatherford as Vice President and Co-General Counsel.  Mr. Cestero, 38, previously served as Vice President, General Counsel, Secretary and Chief Compliance Officer of Lufkin Industries, Inc. from May 2011 to July 2013.  Prior to joining Lufkin, Mr. Cestero was the Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Seahawk Drilling, Inc. from August 2009 until February 2011.  Prior to his work with Seahawk Drilling, Mr. Cestero was employed by Pride International, Inc. where he served in various positions within the General Counsel's office, including as Deputy General Counsel-Business Affairs and Assistant Secretary.  Prior to joining Pride International, he was an attorney with the international law firms of Bracewell & Giuliani LLP and Vinson & Elkins LLP.   Mr. Cestero holds a J.D. from Stanford University Law School and a B.A. and an M.B.A. from Rice University.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

99.1	Press Release dated July 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: July 11, 2013
/s/ John H. Briscoe
John H. Briscoe
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated July 11, 2013